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                                                               EXHIBIT (A)(1)(I)

                                   CHASE LOGO

THE CHASE MANHATTAN BANK
4 NEW YORK PLAZA
NEW YORK, NEW YORK 10004

                           CONFIDENTIAL INSTRUCTIONS
                                      FOR
              TENDER OFFER FOR OUTSTANDING SHARES OF COMMON STOCK
         HELD IN THE STERLING COMMERCE, INC. SAVINGS AND SECURITY PLAN

                         NOTICE TO PARTICIPANTS IN THE
               STERLING COMMERCE, INC. SAVINGS AND SECURITY PLAN

Dear Plan Participant:

     Enclosed is a copy of the Tender Offer Statement on Schedule TO, dated February 25, 2000 (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), and an Instruction Card relating to the Offer by SBC Silver, Inc., a wholly-owned subsidiary of SBC Communications, Inc., to purchase all outstanding shares of common stock (including the related preferred stock purchase rights, the "Shares") of Sterling Commerce, Inc., at a price of $44.25 per Share, net to the seller in cash, without interest thereon (as described in the Offer). You should read the Offer materials carefully before completing the enclosed Instruction Card for the Shares held in your account under the Sterling Commerce, Inc. Savings and Security Plan (the "Savings Plan").

     If you hold Shares outside of the Savings Plan, you will also receive, in a separate mailing, a Letter of Transmittal relating to those Shares. In order for all Shares owned by you, or allocated to you under the Savings Plan, to be tendered in accordance with your direction, the Letter of Transmittal for the Shares owned by you and the Instruction Card for the Shares allocated to you under the Savings Plan will need to be signed and returned to Bank Boston, N.A.

INSTRUCTIONS TO THE TRUSTEE

     The Chase Manhattan Bank, as trustee of the Savings Plan (the "Trustee"), holds Shares for the benefit of Savings Plan participants. Only the Trustee can tender the Shares held by the Savings Plan. However, under the terms of the Savings Plan, you may instruct the Trustee how to tender the Shares allocated to your Savings Plan account in the Offer. The enclosed Instruction Card is designed to permit you to instruct the Trustee on how to tender the Shares allocated to your Savings Plan account in the Offer.

     You may instruct the Trustee to tender all or a portion of the Shares held in your Savings Plan account. You may also instruct the Trustee not to tender any of the Shares held in your Savings Plan account. IF YOU DO NOT COMPLETE THE ENCLOSED INSTRUCTION CARD OR RETURN IT ON A TIMELY BASIS, THE SAVINGS PLAN REQUIRES THE TRUSTEE NOT TO TENDER ANY SHARES ALLOCATED TO YOUR SAVINGS PLAN ACCOUNT.
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     Please note that a tender of Shares allocated to your Savings Plan account can be made only by the Trustee as the holder of record. If you wish to direct the Trustee concerning the tender of the Shares allocated to your Savings Plan account, you must complete and return the enclosed INSTRUCTION CARD.

     The Trustee makes no recommendation as to whether to direct the tender of Shares or whether to refrain from directing the tender of Shares. You must make your own decision on these matters.

INSTRUCTION CARD DEADLINE

     In order to ensure that your instructions to the Trustee will be followed, you must complete, sign and date the enclosed Instruction Card so that it can be received by BANKBOSTON, N.A., AS TABULATOR, NO LATER THAN 5:00 P.M. NEW YORK CITY TIME, TUESDAY, MARCH 21, 2000, unless the Offer is extended. Please return the Instruction Card in the enclosed white envelope. Do not send the Instruction Card to Sterling Commerce, Inc. or The Chase Manhattan Bank.

WITHDRAWAL RIGHTS

     Except as otherwise provided in the following sentence, your direction will be deemed irrevocable. Your direction may be withdrawn at any time on or prior to 5:00 P.M. New York City time, Tuesday, March 21, 2000 and, unless the Shares allocated to your Savings Plan account are accepted for payment as provided in the Offer, may also be withdrawn after April 25, 2000 (or such later date as may apply in the case the Offer is extended). In order to revoke your direction to tender Shares, you must submit a new Instruction Card which may be obtained by calling Georgeson Shareholder Communications Inc. at (800) 223-2064. Your new Instruction Card must include your name and Social Security number. Upon receipt of a new, completed and signed Instruction Card, your previous direction will be deemed canceled. You may re-tender any Shares allocated to your Savings Plan account by obtaining an additional Instruction Card from Georgeson Shareholder Communications Inc. and repeating the previous instructions for directing the tender as set forth in this letter. The Instruction Card with the latest date received by 5:00 P.M. New York City time, Tuesday, March 21, 2000 shall be deemed to revoke all prior Instruction Cards.

CONFIDENTIALITY

     Your instructions are completely confidential. Under no circumstances will the Trustee, or any of its agents (including BankBoston, N.A.), disclose to Sterling Commerce, Inc. or any other party whether or not you tender the Shares allocated to your Savings Plan account in the Offer.

                                          Sincerely,

                                          THE CHASE MANHATTAN BANK
                                          Trustee

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                                INSTRUCTION CARD
                          RE: STERLING COMMERCE, INC.
                 SAVINGS AND SECURITY PLAN (THE "SAVINGS PLAN")

To The Chase Manhattan Bank:

     I am a participant in the above Savings Plan and, as such, I received a copy of the Tender Offer Statement on Schedule TO, dated February 25, 2000 (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), relating to the Offer by SBC Silver, Inc., a wholly-owned subsidiary of SBC Communications, Inc., to purchase all outstanding shares of common stock (including the related preferred stock purchase rights, the "Shares") of Sterling Commerce, Inc., at a price of $44.25 per Share, net to the seller in cash, without interest thereon (as described in the Offer).

     I hereby direct you to:

     [ ] Tender all Shares held in my account.
     [ ] Tender ________ (insert number) of such Shares only.
     [ ] Do not tender any such Shares.

                                          --------------------------------------
                                                (Signature of Participant)

                                          --------------------------------------
                                                 (Social Security Number)

                                          --------------------------------------
                                                (Signature of Participant)

                                          --------------------------------------
                                                 (Social Security Number)

                                          --------------------------------------
                                                          (Date)
                                            If shares are held in joint names,
                                                 each co-owner must sign.

                PLEASE SIGN, DATE AND MAIL THIS INSTRUCTION CARD
                  PROMPTLY IN THE WHITE ENVELOPE PROVIDED TO:

 BANKBOSTON, ATTENTION: CORPORATE ACTIONS, P.O. BOX 9573, BOSTON, MA 02205-9573